Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Alpha Natural Resources, Inc.:
We consent to the incorporation by reference in the registration statement numbers 333-160937, 333-121670, 333-166959, 333-181478 and 333-188748 on Form S-8, 333-165473 and 333-186990 on Form S-3ASR and 333-159801 and 333-172888 on Form S-8 POS of Alpha Natural Resources, Inc. of our reports dated February 28, 2014, with respect to the consolidated balance sheets of Alpha Natural Resources, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of Alpha Natural Resources, Inc.
/s/ KPMG LLP
Roanoke, Virginia
February 28, 2014